                                   EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.


Date: April 8, 1998

                      SMITH BARNEY INC.




                      By: /s/ Howard M. Darmstadter
                         ---------------------------
                         Name:  Howard M. Darmstadter
                         Title:   Assistant Secretary




                      MUTUAL MANAGEMENT CORP.


                      By: /s/ Christina T. Sydor
                         ---------------------------
                         Name:  Christina T. Sydor
                         Title:   Secretary



                      SALOMON SMITH BARNEY HOLDINGS INC.




                      By: /s/ Howard M. Darmstadter
                         ---------------------------
                         Name:  Howard M. Darmstadter
                         Title:   Assistant Secretary




                      TRAVELERS GROUP INC.




                      By: /s/ Charles J. Gallo, Jr.
                         ---------------------------
                         Name:  Charles J. Gallo, Jr.
                         Title:   Assistant Controller